Master Aggregate Bond Index Fund

FILE #811-07885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/10/2006	ORACLE CORP	2,000,000,000	480,000

Citigroup Global Markets

JP Morgan

Wachovia Capital Mkts

Banc of America Securities

Credit Suisse First Boston

Deutsche Bank

Merrill Lynch

Morgan Stanley

Bear, Stearns & Co.

HSBC

KeyBanc Capital

LaSalle Financial

Lehman Brothers

Wells Fargo

Daiwa Securities SMBC Europe Limited

Mitsubishi UFJ Securities Inter.

Mizuho International

1/10/2006	PROVINCE OF ONTARIO	1,000,000,000	500,000

Barclays Capital Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; The Toronto-Dominion Bank; Canadian Imperial Bank of Commerce, London Branch; RBC Capital Markets Corporations; ABN AMRO Bank N.V.; BNP PARIBAS Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse First Boston LLC; Deutsche Bank Securities Inc.; National Bank Financial Inc.; Scotia Capital (USA) Inc.

1/19/2006	JEFFERIES GROUP	1,000,000	500,000

Jefferies & Company, Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Banc of America Securities LLC; BNY Capital Markets, Inc.; Keefe, Bruyette & Woods, Inc.; Wachovia Capital Markets, LLC; BNP Paribas Securities Corp.;

Master Aggregate Bond Index Fund

FILE #811-07885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/27/2006	TEVA PHARMACEUTICAL FINANCE	1,000,000,000	160,000	Lehman Brothers Inc.; Credit Suisse Securities (USA) LLC; Citigroup Global Markets Inc.; Banc of America Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/14/2006	CISCO	3,000,000,000	400,000

Citigroup Global Markets Inc.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC;

Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; HSBC Securities (USA) Inc.; Lehman Brothers Inc.; UBS Securities LLC; Wachovia Capital Markets, LLC; Wells Fargo Securities, LLC

2/14/2006	WEATHERFORD INTERNATIONAL	350,000,000	75,000	Banc of America Securities LLC; Morgan Stanley & Co. Incorporated; UBS Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated

Master Aggregate Bond Index Fund

FILE #811-07885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/27/2006	UNITEDHEALTH GROUP	850,000,000	300,000

Citigroup Global Markets Inc.; J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Banc of America Securities LLC; Deutsche Bank Securities Inc.; Wachovia Capital Markets, LLC; Wells Fargo Securities, LLC; BNY Capital Markets, Inc.; KeyBanc Capital Markets, A Division of McDonald Investment Inc.; Lazard Capital Markets LLC; Lehman Brothers Inc.;

Merrill Lynch, Pierce, Fenner & Smith Incorporated; Piper Jaffray & Co.; BB&T Capital Markets, a division of Scott and Stringellow, Inc.; Fifth Third Securities, Inc.; Greenwich Capital Markets, Inc.; LaSalle Financial Services, Inc.; Mellon Financial Markets, LLC; Morgan Keegan & Company, Inc.; NatCity Investments, Inc.; PNC Capital Markets LLC; The Williams Capital Group, L.P.

Master Aggregate Bond Index Fund

FILE #811-07885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/27/2006	COMCAST	1,250,000,000	170,000

Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated;

ABN AMRO Incorporated; Banc of America Securities LLC; Barclays Capital Inc.; BNP Paribas Securities Corp.; BNY Capital Markets, Inc.; Citigroup Global Markets Inc.; Daiwa Securities America Inc.; J.P. Morgan Securities Inc.; Lazard Capital Markets; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; RBS Greenwich Capital; SunTrust Capital Markets, Inc.; UBS Securities LLC; Wachovia Securities, Inc.; Guzman & Company; M.R. Beal and Company; Muriel Siebert & Co., Inc.; Samuel A. Ramirez & Co., Inc.; The Williams Capital Group, L.P.

3/20/2006	CIT GROUP INC	500,000,000	100,000

Citigroup Global Markets Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Greenwich Capital Markets, Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets, LLC; Mizuho International plc; Mitsubishi UFJ Securities International plc

Master Aggregate Bond Index Fund

FILE #811-07885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/21/2006	HOME DEPOT INC.	3,000,000,000	500,000	Morgan Stanley & Co. Incorporated; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
8/23/2006	THE HERSHEY CO	250,000,000	350,000

Banc of America Securities LLC; Citigroup Global Markets Inc.; UBS Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Daiwa Securities America Inc.; PNC Capital Markets LLC, The Williams Capital Group, L.P.